Exhibit 23.1
                         Consent of Haskell & White, LLP




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87251 of Play Co. Toys & Entertainment Corp. on Form SB-2 of our report dated June 24, 1999, except for Notes 6, 11, and 14, which are as of April 10, 2000, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "experts" in such Prospectus.





                                                             HASKELL & WHITE LLP

April 28, 2000
Irvine, California